UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0470458

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-180526

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the 4.50% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp. (the “Registrant”) is set forth under the caption “Description of the Mandatory Convertible Preferred Stock” in the prospectus supplement dated October 22, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2013 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Registrant’s registration statement on Form S-3 (File No. 333-180526), as filed with the Commission on April 3, 2012, which description is incorporated herein by reference.

ITEM 2 – EXHIBITS

Exhibit No.	Description

(a) 1	Composite Certificate of Incorporation of Crown Castle International Corp.

(b) 2	Composite By-laws of Crown Castle International Corp.

(c) 3	Specimen Certificate of Common Stock

(d) 4	Certificate of Designations of the 4.50% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp., filed with the Secretary of State of the State of Delaware and effective October 28, 2013

(a)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-Q (Registration No. 001-16441) filed on August 6, 2013.
(b)	Incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-3 (Registration No. 333-180526) filed on April 3, 2012.
(c)	Incorporated by reference to Exhibit 4.6 of the Registrant’s Form S-1/A (Registration No. 333-57283) filed on August 11, 1998.
(d)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on October 28, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date: October 28, 2013